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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WORLD HEART CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WORLD HEART CORPORATION
4750 WILEY POST WAY, SUITE 120
SALT LAKE CITY, UTAH 84116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2010

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of World Heart Corporation, a Delaware corporation (the "Company"). The meeting will be held on Tuesday, June 8, 2010 at 1:00 p.m. (MDT) at 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116 for the following purposes:

  1.
  To elect the Board of Directors' seven nominees for director, to serve until the next annual meeting and their successors are duly elected and qualified;

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Burr Pilger Mayer, Inc. as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010; and

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 20, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on June 8, 2010 at 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116.
The proxy statement and annual report to stockholders are available at www.worldheart.com.

                      By Order of the Board of Directors

                      Michael Sumner Estes
                       Chairman

Salt Lake City, Utah
April 22, 2010

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

WORLD HEART CORPORATION
4750 WILEY POST WAY, SUITE 120
SALT LAKE CITY, UTAH 84116

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

JUNE 8, 2010

 QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We have sent you these proxy materials because the Board of Directors of World Heart Corporation sometimes referred to as the "Company" or "WorldHeart" is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

        We intend to mail these proxy materials on or about April 30, 2010 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

        The meeting will be held on Tuesday, June 8, 2010 at 1:00 p.m. (MDT) at 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 20, 2010 will be entitled to vote at the annual meeting. On this record date, there were 14,730,991 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 20, 2010 your shares were registered directly in your name with WorldHeart's transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 20, 2010 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of the Board of Directors' seven nominees for director; and

  •
  Ratification of selection by the Audit Committee of the Board of Directors of Burr Pilger Mayer, Inc. as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.

What if another matter is properly brought before the meeting?

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on June 7, 2010 to be counted.

  •
  To vote through the internet, go to http://www.proxyvoting.com/whrt to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on June 7, 2010 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from WorldHeart. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2010.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of all seven nominees for director, and "For" the appointment of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.

        If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

  •
  You may send a timely written notice that you are revoking your proxy to WorldHeart's Secretary at 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 31, 2010, to Attention: Chief Financial Officer, 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must submit specified information to Attention: Chief Financial Officer, 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116 between February 8, 2011 and March 10, 2011 unless the date of our 2011 annual meeting of stockholders is before May 9,

2011 or after July 8, 2011, in which case such proposals must be submitted no earlier than 120 days prior to the 2011 annual meeting of stockholders and no later than the later of (i) 90 days before the 2011 annual meeting of stockholders or (ii) ten days after notice of the date of the 2011 annual meeting of stockholders is publicly given. If you wish to bring a matter before the stockholders at next year's annual meeting and you do not notify WorldHeart before March 16, 2011, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter. You are also advised to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For," "Withhold" and broker non-votes, and, with respect to proposals other than the election of directors, "Against" votes and abstentions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and, for the first time, under a new amendment to the NYSE rules, elections of directors, even if not contested.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the seven nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, Proposal No. 2, the ratification of the selection by the Audit Committee of the Board of Directors. of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010, must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 14,730,991 shares outstanding and entitled to vote. Thus, the holders of 7,365,496 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. In addition, we intend to file a Current Report on Form 8-K reporting the preliminary voting results or, if known on a timely basis, the final voting results within four business days following the conclusion of the meeting. If not earlier reported, we expect to report our final voting results in an amendment to our Form 8-K within four business days after the final voting results are known to us.

What proxy materials are available on the internet?

        The proxy statement and annual report to stockholders are available at www.worldheart.com.

PROPOSAL 1

ELECTION OF DIRECTORS

        WorldHeart's Board of Directors consists of seven directors. There are seven nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director's death, resignation or removal. Each of the nominees listed below, except for Mr. Eugene B. Jones, is currently a director of the Company who was previously elected by the stockholders. Mr. Jones was recommended for election to the Company's Board by its Corporate Governance and Nominating Committee.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by WorldHeart. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

        With the completion of the Recapitalization Agreement dated June 20, 2008, as amended July 31, 2008 among WorldHeart, Abiomed, Inc. (Abiomed), Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P. (collectively, Venrock), Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P. and Austin W. Marxe (collectively, SSF) and New Leaf Ventures II, L.P. (New Leaf), each of Abiomed, Venrock, SSF and New Leaf were granted the right to designate one person for election to the Board of Directors of WorldHeart, so long as each remains the beneficial owner of at least 5% of the outstanding shares of common stock of WorldHeart. Abiomed has ceased to be the 5% beneficial owner of our common stock as of March 31, 2010. Each of Venrock, SSF and New Leaf have designated a person for election to the Board of Directors.

NOMINEES

        The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Corporate Governance and Nominating Committee to recommend that person as a nominee for director, as of the date of this proxy statement. The Corporate Governance and Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company's business. To that end, the Committee has identified and evaluated nominees in the broader context of the board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members. For any individual director, the Committee believes that integrity, collegiality and sound business judgment are all key attributes of each of the Company's directors. The brief biographies below include information, as of the date of this proxy statement, regarding the specific experience, qualifications, attributes or skills of each director or nominee that led the Committee to recommend that person as a nominee. However, each of the members of the Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY
Jeani Delagardelle	53	Managing Director, New Leaf Venture Partners
Michael Sumner Estes	66	Chairman of the Board of Directors, Medical Entrepreneurs II
William C. Garriock	71	Chairman of the Board of Directors, Cipher Pharmaceuticals Inc.
Anders D. Hove	43	General Partner, Venrock Associates
Eugene B. Jones	61	Retired
John Alexander Martin	57	President and Chief Executive Officer, World Heart Corporation
Austin W. Marxe	70	President, AWM Investment Company Inc.

        Jeani Delagardelle (53) has served as our director since October 2008 and is a Managing Director of New Leaf Venture Partners, a firm which was established by the former health care principals of the Sprout Group in July 2005. Ms. Delagardelle joined Sprout Group in August 2000 and became the General Partner in July 2001 leaving in July 2005 with the formation of New Leaf Venture Partners. She primarily concentrates on medical device efforts. Previously, she was a General Partner at Weiss, Peck & Greer Venture Partners where she focused on healthcare/technology investments. Before joining Weiss, Peck & Greer Venture Partners, Ms. Delagardelle spent 15 years in senior marketing, sales, business development and general manager positions in the healthcare industry. She was Vice President of Global Marketing for Target Therapeutics (acquired by Boston Scientific) and spent nine years with the Medi-tech division of Boston Scientific in several senior management roles. In addition, Ms. Delagardelle served as Director of Business Operations for Roche Laboratories and Director of Global Marketing for Cell Pro, Inc. Ms. Delagardelle is New Leaf's designee for nomination to the Board of Directors of WorldHeart. Besides WorldHeart, Ms. Delegardelle serves on the board of directors of six privately held companies. Additionally, she has served on the board of directors of seven other privately held companies over the past five years. Ms. Delagardelle's extensive experience in the medical device and healthcare industry, both as a financial advisor and board member as well as being employed directly by large medical device and pharmaceutical companies, allows her to contribute her operational, marketing and business development expertise that are important to the Board.

        Michael Sumner Estes, Ph.D. (66) has served as our director since April 2007 and currently serves as Chair of the Board of Directors. Since 2006, Mr. Estes has been chairman of the Board of Directors of Medical Entrepreneurs II, Inc., a company that develops and manufactures replacement heart valves. From 2001 until 2005, Mr. Estes worked as an independent consultant to Corazon, Inc., a company formed to develop new technology for the less invasive treatment of heart disease caused by calcium deposits. From 1996 to 1999, Mr. Estes was the President and Chief Executive Officer of Orquest, Inc., a company involved in bone replacement technology. From 1979 to 1995, Mr. Estes held executive positions with American Hospital Supply Corporation and Baxter Healthcare Corporation, including responsibility for the worldwide Cardiovascular Group at Baxter HealthCare. Mr. Estes is currently executive chair of the Board of Directors of nContact Surgical, Inc., a private cardiovascular company. Mr. Estes' prior experience as chief executive officer and his long tenure as Board Chair positions him to contribute to the Board his extensive knowledge of WorldHeart and to provide Board continuity. In addition, Mr. Estes' experience as Chief Executive Officer of a healthcare company as well as his long history serving in executive positions with large medical device companies, has provided him with operational and industry experience, as well as leadership skills, that are important to the Board.

        William C. Garriock (71) has served as our director since December 2003. Since 2003, Mr. Garriock has been a professional company director. From 2000 to 2003, he was the Chairman of MDS SCIEX, the analytical instrument division of MDS Inc, a health and life sciences company. He was also the President of MDS SCIEX from 1994 to 1999. Mr. Garriock was the Executive-at-Large for

MDS Inc. from 2000 to 2003. From 1993 to 1994, he was Vice President and Managing Partner (Pharmaceuticals) of MDS Health Ventures Inc. For the previous 18 years, he was the President and CEO of Miles Canada Inc. (now Bayer Canada Inc.), a pharmaceutical, diagnostics and consumer products company. Mr. Garriock is chair of the Board of Directors of Cipher Pharmaceuticals Inc., a pharmaceutical development company listed on the TSX. Previously he was a director of GSW Inc. and Nexia Biotechnologies Inc. Mr. Garriock received his B.Comm. from the University of British Columbia and an MBA from the Kellogg School of Business of Northwestern University. Mr. Garriock's long tenure on WorldHeart's Board of Directors positions him to contribute his extensive historical knowledge of the Company and to provide board continuity. Additionally his experience as a president and chief executive officer with several companies in the healthcare industry has provided him with operational, industry and leadership experience that are valuable to the Company.

        Anders D. Hove, M.D. (43) has served as our director since October 2008 and is a general partner of Venrock Associates, a venture capital firm, which he joined in January 2004. From 1996 to 2004, Dr. Hove was a fund manager at BB Biotech Fund, an investment firm. From 2002 to 2003, he also served as the chief executive officer of Bellevue Asset Management, the asset manager of BB Biotech and BB Medtech. Dr. Hove serves on the board of directors of a number of privately held companies. He received an M.D. from the University of Copenhagen, a M.Sc. from the Technical University of Denmark and an MBA from INSEAD. Dr. Hove is Venrock's designee for nomination to the Board of Directors of WorldHeart. Mr. Hove's extensive financial background, including his experience with several large venture funds, positions him to contribute to the Company as it explores various capital raise activities in the future. Additionally his medical training and experience allow him to make an effective contribution to the Company as it advances its clinical trials.

        Eugene B. Jones (61) has served as our director since February 2010 and is currently retired. From 2004 to 2007, Mr. Jones was Chief Financial Officer of Amedica Corporation, an early stage orthopedic implant company. From 1973 to 2002, Mr. Jones worked for KPMG LLP, an international public accounting firm. Mr. Jones was admitted to KPMG's partnership in 1984 as an audit assurance partner and worked in KPMG's Salt Lake City, San Francisco, New York City, Silicon Valley and Frankfurt, Germany offices. Mr. Jones serves on the board of directors of Schiff Nutrition International, a public company, as well as two privately held companies. Mr. Jones is a licensed certified public accountant in Utah. Mr. Jones' extensive public and private accounting background, especially that of serving as an audit partner with an international public accounting firm, position him to make an effective contribution to the understanding of the financial and accounting requirements and needs of the Company and allow him to serve as the Board's "financial expert".

        John Alexander Martin (57) has served as our President, Chief Executive Office and Director since February 2009. Prior to joining us, Mr. Martin was President of the North American Region and Corporate Vice President of Edwards LifeSciences since 2004. Prior to 2004, he was with Cordis Corporation, a Johnson and Johnson company where he served as Senior Vice President of International and earlier as Vice President of Sales and Marketing. Mr. Martin earned a bachelor's degree from the University of Kentucky at Lexington. Mr. Martin's experience with the Company, especially that of serving as President and Chief Executive Officer, bring the requisite detailed knowledge of the Company to the Board. Additionally, Mr. Martin's historical experience in various sales and marketing roles with medical device companies will be valuable to the Company as it accelerates its clinical trial activities and prepares for commercialization of medical device products.

        Austin W. Marxe (70) has served as our director since October 2008, and serves as the President and is a shareholder of AWM Investment Company Inc. ("AWM"). AWM, a Delaware corporation, is a registered Investment Adviser as defined in the Investment Advisory Act of 1940. Mr. Marxe continues to play an integral part in the management of each of Special Situations Fund III, L.P. ("SSF3"), Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., Special Situations Private Equity

Fund, L.P. and Special Situations Life Sciences Fund, L.P. (formed in 2005). SSF3 is a registered Investment Company as defined in the Investment Company Act of 1940. Mr. Marxe is a member of each of the general partners of the above Funds and is also a limited partner of MGP and serves as an Individual General Partner of SSF3. Mr. Marxe is Special Situations Funds' designee for nomination to the Board of Directors of WorldHeart. Mr. Marxe's extensive financial experience in serving as president of an investment company and member of several investment funds, positions him to effectively contribute to the Company as it explores various capital funding alternatives in the future. Mr. Marxe also brings to the Board substantial leadership skills.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

        During the fiscal year ended December 31, 2009, our Board of Directors held 11 meetings.

        During the fiscal year ended December 31, 2009, all directors except for Michael R. Minogue and Gary W. Goertz attended at least 75% of the total meetings of our Board of Directors and committees on which each director served and which were held during the period the director was a director or committee member. Mr. Minogue resigned from the Board of Directors in September 2009 and Mr. Goertz resigned from the Board of Directors in January 2010.

        The Board of Directors has a Compensation Committee, an Audit Committee and a Corporate Governance and Nominating Committee.

  Audit Committee

        The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing and reporting practices. The Audit Committee's role includes overseeing our internal accounting and auditing processes and communicating with management about our business, financial risk and compliance with legal, ethical and regulatory requirements. The Audit Committee is responsible for reviewing all of our financial filings and related disclosures, including financial press releases. The Audit Committee is also responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm we engage to prepare and issue audit reports on our financial statements and also approves all non-audit expenditures for services performed by our independent registered public accounting firm. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities.

        The Audit Committee is composed of Mr. Jones (Chair, who replaced Mr. Goertz in February 2010 when Mr. Goertz resigned from the Board of Directors), Mr. Garriock and Mr. Estes. The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act. All members of the Audit Committee are independent as determined by the Board of Directors in accordance with the NASDAQ Stock Market (NASDAQ) corporate governance rules applicable to audit committee membership and United States securities regulations. The Audit Committee met six times during the year ended December 31, 2009.

        The Board of Directors has determined that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Jones is and Mr. Goertz, prior to his resignation, was, an "audit committee financial expert" as currently defined by the rules of the SEC regulating these disclosures. The specific responsibilities and functions of the Audit Committee are described in the Amended and Restated Audit Committee Charter a copy of which is posted on the Company's website.

  Compensation Committee

        The Compensation Committee has the following scope of authority and responsibilities. First, to review, approve and recommend to the Board of Directors the annual goals, objectives and compensation of the President and Chief Executive Officer and to evaluate performance against those goals and objectives. Second, to oversee the performance evaluation of our other executive officers and approve and recommend their compensation. Third, to oversee the administration of our equity-based compensation and approve grants of equity compensation under our equity incentive plan. Fourth, to review, modify (as needed) and approve our overall compensation strategy and policies. When reviewing our overall compensation strategy and policies, the Compensation Committee reviews performance goals and objectives relating to compensation, reviews and advises the Board of Directors concerning regional and industry-wide compensation practices and trends to assess the adequacy and competitiveness of our executive compensation programs among comparable companies in our industry, and reviews the terms of any employment agreement, severance agreement and change of control protections for our executive officers.

        The Compensation Committee has the ability to delegate its authority to administer our equity compensation plan as it determines is appropriate, and Mr. Martin, as President and Chief Executive Officer, has the authority between meetings of the Compensation Committee to grant equity incentives to newly hired non-executive employees in accordance with guidelines established by the Compensation Committee and to report such grants to the Compensation Committee.

        The Compensation Committee was composed of Ms. Delagardelle (Chair), Dr. Hove, and Mr. Estes. Mr. Minogue also served on the Compensation Committee through September 2009 when Mr. Minogue resigned as a board member. All members of the Compensation Committee are independent as determined by the Board of Directors in accordance with the NASDAQ Stock Market corporate governance rules. The Compensation Committee met six times during the year ended December 31, 2009. The Board of Directors has adopted a written Compensation Committee Charter, a copy of which was filed with our proxy statement for the 2007 Annual Meeting and is currently posted on the Company's website.

        Our Chief Executive Officer and the Chief Financial Officer may attend any meeting of the Compensation Committee unless the Compensation Committee determines that there are portions of the meetings where their presence would be inappropriate. With respect to other executive officers, the Compensation Committee considers recommendations from the Chief Executive Officer regarding total compensation. Those recommendations include salary increases or target incentive award opportunities, based on the evaluation of their performance, job responsibilities, and leadership roles within the Company. While the Compensation Committee considers these recommendations for the Chief Executive Officer's direct reports, the Compensation Committee does not delegate authority for compensation decisions relating to the Chief Executive Officer and the other executive officers which are determined by the Compensation Committee and the full Board of Directors.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee has three principal responsibilities. First, to recommend candidates for nomination for election to the Board of Directors and to recommend candidates to fill other vacancies that may occur. Second, to review the composition of the committees of the Board of Directors. And third, to monitor compliance with and recommend changes to our compliance with corporate governance regulatory requirements. This third responsibility includes monitoring issues of significance to WorldHeart and our stockholders. From January 2009 to January 2010, the Corporate Governance and Nominating Committee was composed of Mr. Garriock (Chair), Dr. Hove and Mr. Goertz. Subsequent to Mr. Goertz' resignation from the Board of Directors in January 2010, Mr. Garriock and Dr. Hove are the only members of the Corporate Governance and

Nominating Committee. All members of the Corporate Governance and Nominating Committee are independent as determined by the Board of Directors in accordance with the NASDAQ Stock Market corporate governance rules. The Corporate Governance and Nominating Committee met once during the year ended December 31, 2009. The Board of Directors has adopted a written Corporate Governance and Nominating Committee Charter, a copy of which is posted on the Company's website.

        Although no established specific minimum qualifications for director nominees have been adopted, the Corporate Governance and Nominating Committee reviews the backgrounds and qualifications of directors and potential nominees and considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having a commitment to rigorously represent the long-term interest of the Company stockholders. The Corporate Governance and Nominating Committee annually reviews the nominees for the Board. This review considers the nominees in relation to the current composition of the Board and also considers our current circumstances. The Corporate Governance and Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees; however, in conducting this assessment, the Corporate Governance and Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Corporate Governance and Nominating Committee also considers director candidates who are recommended by our stockholders. Any stockholder may recommend a candidate for director by contacting the Corporate Governance and Nominating Committee at the address provided under the heading "Communication with the Board of Directors" below. This process, however, is separate and distinct from the SEC requirements that must be met by a stockholder in order to have a stockholder proposal included in our proxy statement. To date, the Corporate Governance and Nominating Committee has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the slate of nominees in our proxy statement.

        Preceding the appointment of Mr. Eugene Jones to the Board of Directors and Audit Committee, Mr. Garriock, a member of the Corporate Governance and Nominating Committee, as well as other Board members, interviewed Mr. Jones and another candidate for the director position. The committee reviewed their backgrounds and concluded that Mr. Jones' educational and professional background was applicable to the needs of the Board and that he possessed the background that qualifies him as a financial expert. Mr. Jones was further recommended to the full Board to serve as Director and Chair of the Audit Committee, a position vacated upon Mr. Goertz's resignation in January 2010. Mr. Jones was recommended to the Corporate Governance and Nominating Committee by an executive officer of WorldHeart and no fees were paid to a third party to assist in identifying potential board candidates.

  Board of Directors

        Our independent directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the Board of Directors. The members of our Board of Directors are encouraged, but are not required, to attend the Annual Meeting of Stockholders. William C. Garriock attended our 2009 Annual Meeting and J. Alex Martin participated by conference telephone.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the NASDAQ listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company's counsel to ensure that the Board of Directors' determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Delagardelle, Mr. Estes, Mr. Garriock, Dr. Hove, Mr. Jones, and Mr. Marxe; Mr.Goertz and Mr. Minogue who served as directors until their resignation were considered to be independent directors. In making this determination, the Board of Directors found that none of the directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Martin, the Company's President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company. Mr. Jassawalla, who served as a director until his resignation in February 2009, was also not an independent director by virtue of his employment with the Company. In determining the independence of Ms. Delagardelle, Dr. Hove, Mr. Marxe and Mr. Minogue, the Board of Directors took into account the Recapitalization Agreement described below under the heading "Transactions with Related Persons". The Board of Directors did not believe that the transactions and relationships described therein would interfere with these directors' exercise of independent judgment in carrying out their responsibilities as a director.

BOARD LEADERSHIP STRUCTURE

        The Board of Directors of the Company has an independent chair, Mr. Estes, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Corporate Governance and Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

ETHICAL BUSINESS CONDUCT

        The Board of Directors has adopted a written Code of Ethics for our directors, officers, employees and consultants. A copy of the Code of Ethics has been previously filed with the SEC as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 and is available on our website at www.worldheart.com or upon written request to World Heart Corporation, 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116, Attention: Chief Financial Officer. Each employee and officer must confirm in writing that they have read and understood the Code of Ethics. We have implemented a whistle blower policy which allows employees to report any conduct that is not compliant with the Code of Ethics on an anonymous and/or confidential basis.

        We intend to disclose any amendments to, or waivers from, our Code of Ethics that are required to be publicly disclosed pursuant to rules of the SEC and NASDAQ by filing such amendment or waiver with the SEC. We have not filed any material change report during the financial year ended December 31, 2009 that pertains to any conduct of a director or executive officer that constitutes a departure from the Code of Ethics. No waivers from the Code of Ethics have been sought or granted.

        In the event any transactions or agreements occur in respect of which a director has a material interest, the director will recuse himself from voting on the matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors.

        The Board of Directors sets the tone for ethical conduct throughout WorldHeart by considering and discussing ethical considerations when reviewing corporate transactions and our activities. The Corporate Governance and Nominating Committee, which is comprised of entirely independent directors, oversees our Code of Ethics and compliance with various regulatory requirements.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders may contact an individual director, the Board of Directors as a group or a specific committee of the Board of Directors, including the non-management directors as a group, by the following means: by mail to Investor Relations, World Heart Corporation, 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116; or by email to investors@worldheart.com. You must include your name and address and indicate whether you are a stockholder of WorldHeart. We will initially compile all communications and summarize all lengthy, repetitive or duplicative communications before forwarding them to the addressee. We will not forward non-substantive communications, communications that pertain to personal grievances or communications that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about WorldHeart, but instead will forward them to the appropriate department within WorldHeart for resolution. In this case, the Corporate Secretary will retain a copy of such communication for review by any director upon his request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and people who own more than ten percent of our stock, to file reports of ownership and reports of changes in ownership with the SEC. All of these people are required by SEC regulation to provide us with a copy of all Section 16(a) reports they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The following is the report of the Audit Committee of the Board of Directors dated March 8, 2010 with respect to WorldHeart's audited consolidated financial statements for the fiscal year ended December 31, 2009, which include the consolidated balance sheets as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years and the related notes for the year ended December 31, 2009.

        The Audit Committee reviews our consolidated financial statements, corporate accounting and financial reporting process and internal controls on behalf of the Board of Directors. All of the members of the Audit Committee are independent under the current requirements of the NASDAQ Stock Market, and in accordance with SEC rules and regulations. As of the date of this report, Mr. Jones qualified as an "audit committee financial expert" within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee has a written charter describing its functions which was amended and restated and approved by the Board of Directors in March 2010, a copy of which is posted on the Company's website.

        Our management is primarily responsible for preparing our financial statements and for the overall reporting process, including our systems of internal control over financial reporting. In fulfilling its oversight responsibilities with respect to our corporate accounting and financial reporting process, the Audit Committee regularly reviews and discusses the financial statements with management, including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that our audited consolidated financial statements for the fiscal year ended December 31, 2009 were prepared in accordance with generally accepted accounting principles of the United States, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

        The Audit Committee also meets regularly with our independent registered public accounting firm who has unrestricted access to the Audit Committee. The Audit Committee is directly responsible for the compensation, appointment, retention and oversight of our independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit, and the Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

        The Audit Committee reviewed and discussed with Burr Pilger Mayer, Inc., our independent registered public accounting firm for the fiscal years December 31, 2009 and 2008 and for the three years ended December 31, 2009 and who were responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles of the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from Burr Pilger Mayer, Inc. required by Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the independent accountants the independent accountants'

independence, and considered the compatibility of any non-audit services with the independence of Burr Pilger Mayer, Inc.

        Based on the considerations above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved, the inclusion of the U.S. GAAP audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 22, 2010.

AUDIT COMMITTEE
Eugene Jones, Chair
William Garriock
Michael Estes

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Burr Pilger Mayer, Inc. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Burr Pilger Mayer, Inc. has audited the Company's financial statements since 2007. Representatives of Burr Pilger Mayer, Inc. are expected to be present or available by telephone at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Burr Pilger Mayer, Inc. as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Burr Pilger Mayer, Inc. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Burr Pilger Mayer, Inc. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        The following table sets forth the fees billed to us for audit work and other services performed by Burr Pilger Mayer, Inc. for the years ended December 31, 2009 and December 31, 2008, excluding taxes and out-of-pocket expenses.

	Year Ended December 31,
	2009	2008
Audit Services	$150,000	$182,000
Audit-Related Services	1,500	13,000
Tax Services	34,000	27,000
Other Services	—	3,000

Total	$185,500	$225,000

AUDIT FEES

        Audit fees consist of the aggregate fees billed by Burr Pilger Mayer, Inc. for professional services rendered for the audit of our financial statements and for the reviews of the financial statements included in our Forms 10-Q. Audit fees related to the annual financial statements were $98,000 and $130,000, respectively, for the years ended December 31, 2009 and 2008. Additionally, audit fees related to the quarterly reviews were $52,000 and $52,000, respectively, for the years ended December 31, 2009 and 2008.

AUDIT-RELATED FEES

        Audit-related fees consist of the aggregate fees billed by Burr Pilger Mayer, Inc. for professional services rendered in their review of SEC filed registration and proxy statements, the issuance of consents and for consultation regarding financial accounting and reporting standards.

TAX FEES

        Tax fees consist of the aggregate fees billed by Burr Pilger Mayer, Inc. for professional services rendered on tax compliance matters, including tax return preparation, tax consulting and advisory services, consisting primarily of tax advice rendered in connection with the reincorporation of the company in the United States, and assistance with various tax related questions, including sales tax reporting and collection obligations. Tax compliance and preparation fees were $21,000 and $17,000, respectively, for the years ended December 31, 2009 and 2008. Tax consulting and advisory services were $13,000 and $10,000, respectively, for the years ended December 31, 2009 and 2008.

ALL OTHER FEES

        All other fees consist primarily of fees billed by Burr Pilger Mayer, Inc. for assisting the Company with inquiries from the Ontario Securities Commission in 2008.

PRE-APPROVAL POLICIES AND PROCEDURES

        Under its charter adopted by the Board of Directors on March 25, 2010, the Audit Committee has the authority and responsibility to review and approve in advance all auditing services of the independent registered public accounting firm, including related fees and terms, and all non-audit service mandates, including related fees and terms, to the extent permitted by applicable laws, regulations and policies. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve non-audit services to be provided by the independent registered public accounting firm provided that any such approvals made by the designated individuals will be reported to the full Audit Committee at its next scheduled meeting. All of the services described above were pre-approved by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S INDEPENDENCE

        The Audit Committee has determined that the rendering of all the aforementioned services by Burr Pilger Mayer, Inc. were compatible with maintaining the independent registered public accounting firm's independence.

        The above disclosures have been presented to and Burr Pilger Mayer, Inc. for its review and comment and we received no comments from them.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2010 by: (i) each person or entity known by us to own beneficially more than 5% of our outstanding shares of common stock; (ii) each Named Executive Officer named in the Summary Compensation Table; (iii) each director and nominee for director; and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options, warrants or other convertible securities held by them that are exercisable within 60 days after March 31, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Outstanding Shares(1)
Venrock(2)	4,831,716	31.2%
3340 Hillview Avenue
Palo Alto, CA 94304
New Leaf Venture Management II, L.L.C.(3)	4,498,383	24.0%
7 Times Square, Suite 1603
New York, NY 10036
Austin W. Marxe and David M. Greenhouse(4)	4,566,585	24.4%
153 East 53rd Street
New York, NY 10022
Anders D. Hove(2)	4,831,716	31.2%
Jeani Delagardelle(3)	4,498,383	24.0%
Austin W. Marxe(4)	4,566,585	24.4%
John Alexander Martin(5)	124,256	*
Jal S. Jassawalla(6)	85,096	*
Morgan R. Brown(7)	—	*
Michael S. Estes(8)	333	*
William C. Garriock(9)	556	*
Eugene B. Jones	—	*
All Directors and Executive Officers as a Group (10) persons)(10)	14,106,925	94.2%

*
Less than 1%

(1)
Percentage ownership is based on 14,730,991 shares of common stock outstanding as of March 31, 2010.

(2)
Includes (i) 3,658,841 shares of common stock, (ii) warrants exercisable until April 26, 2011, to purchase up to 350,408 shares of common stock and (iii) warrants exercisable until January 26, 2015, to purchase up to 350,408 shares of common stock, each held directly by Venrock Associates V, L.P. Includes (i) 85,966 shares of common stock, (ii) warrants exercisable until April 26, 2011, to purchase up to 8,233 shares of common stock and (iii) warrants exercisable until January 26, 2015, to purchase up to 8,233 shares of common stock, each held directly by Venrock Entrepreneurs Fund V, L.P. Includes (i) 310,209 shares of common stock, (ii) warrants exercisable until April 26, 2011, to purchase up to 29,709 shares of common stock and (iii) warrants exercisable until January 26, 2015, to purchase up to 29,709 shares of common stock, each held directly by Venrock Partners V, L.P. Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P. and Venrock Partners V, L.P. are collectively referred to herein as the "Venrock Funds". Venrock Management

  V, LLC, VEF Management V, LLC and Venrock Partners Management V, LLC (collectively, the "Venrock GPs") are the general partners of Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P. and Venrock Partners V, L.P., respectively, and may be deemed to own beneficially all of the shares of common stock and warrants held by the Venrock Funds. Each Venrock GP disclaims beneficial ownership of all of the shares of common stock and warrants held by the Venrock Funds except to the extent of their indirect pro-rata pecuniary interest therein. The Venrock Funds are entitled to a board nominee on our Board of Directors depending on certain ownership requirements of our shares. Anders Hove is a director on our Board of Directors as a designee of the Venrock Funds. Dr. Hove is a member of each Venrock GP and disclaims beneficial ownership of all of the shares of common stock and warrants held by the Venrock Funds except to the extent of his indirect pro-rata pecuniary interest therein.

(3)
Includes 3,721,683 shares of common stock and warrants to purchase 776,700 shares of common stock. As the sole general partner of New Leaf Ventures II, L.P. ("New Leaf"), New Leaf Venture Associates II, L.P. ("NLVA") may be deemed to own beneficially the shares owned by New Leaf. As the sole general partner of NLVA, New Leaf Venture Management II, L.L.C. ("NLV Management") may be deemed to own beneficially the shares owned by New Leaf. The members of NLV Management are Srinivas Akkaraju, Philippe Chambon, Jeani Delagardelle, Ronald Hunt, Vijay Lathi and James Niedel. Each of NLVA, NLV Management and each of the foregoing members disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. New Leaf is entitled to a board nominee on our Board of Directors depending on certain ownership requirements of our shares. Jeani Delagardelle is a director on our Board of Directors pursuant to a designation by New Leaf.

(4)
Consists of 593,998 shares of common stock and warrants to purchase 121,300 shares of common stock each held directly by Special Situations Cayman Fund, L.P. Consists of 1,635,386 shares of common stock and warrants to purchase 334,040 shares of common stock each held directly by Special Situations Fund III QP, L.P. Consists of 593,997 shares of common stock and warrants to purchase 121,300 shares of common stock each held directly by Special Situations Private Equity Fund, L.P. Consists of 284,923 shares of common stock and warrants to purchase 200,000 shares of common stock each held directly by Special Situations Life Sciences Fund, L.P. MGP Advisors Limited ("MGP") is the general partner of the Special Situations Fund III, QP, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. and the investment adviser to the Special Situations Fund III, QP, L.P., the Special Situations Private Equity Fund, L.P. and the Special Situations Life Sciences Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. Includes 489,533 shares owned directly by Mr. Marxe and 192,048 shares held directly by Mr. Greenhouse. The funds listed above (collectively, the "Special Situations Funds") are entitled to designate a nominee for election to our Board of Directors so long as certain ownership requirements are met. Austin W. Marxe is a member of our Board of Directors pursuant to a designation by the Special Situations Funds.

(5)
John Alexander Martin joined WorldHeart as President and Chief Executive Officer on February 4, 2009. Includes options for 124,256 shares of common stock. All of those options are exercisable within 60 days of March 31, 2010.

(6)
Includes options for 83,087 shares of common stock. All of those options are exercisable within 60 days of March 31, 2010. Includes 576 performance bonus shares. Also includes 1,433 shares held by Jal S. Jassawalla and Janette Diane Jassawalla, Trustees for the Jassawalla Family Trust U/A.

(7)
Morgan R. Brown joined WorldHeart as Executive Vice President and Chief Financial Officer on August 10, 2009. Includes zero options for shares of common stock exercisable within 60 days of March 31, 2010.

(8)
Includes options for 333 shares of common stock. All of those options are exercisable within 60 days of March 31, 2010.

(9)
Includes options for 556 shares of common stock. All of those options are exercisable within 60 days of March 31, 2010.

(10)
Includes options for an aggregate of 244,315 shares of common stock held by executive officers and directors as a group that are exercisable within 60 days of March 31, 2010. In addition, see footnotes (2), (3) and (4).

EXECUTIVE OFFICERS

        Set forth below is the name, age and biographical information for each executive officer of the Company who is not a nominee for director.

        Morgan R. Brown (41) has served as our Executive Vice President, Chief Financial Officer and Secretary since August 2009. From 2008 to 2009, Mr. Brown was Chief Financial Officer and Senior Vice President of Lifetree Clinical Research, a privately held clinical research organization. From 2000 to 2007, Mr. Brown was Vice President and Treasurer of NPS Pharmaceuticals, Inc., a Russell 2000 public biotech Company. From 1993 to 2000, Mr. Brown worked for KPMG LLP, in Salt Lake City. Mr. Brown is a licensed certified public accountant in Utah. He received his MBA from the University of Utah and his Bachelor of Science degree in accounting from Utah State University.

        Jal S. Jassawalla (63) has served as our Executive Vice President and Chief Technology Officer since February 5, 2009. Mr. Jassawalla served as our director from December 2005 until February 2009 and as President and Chief Executive Officer from July 2004 until February 2009. From June 2000 to July 2004, Mr. Jassawalla served initially as Senior Vice President and subsequently as Executive Vice President and Chief Technical Officer with responsibility for research and development, clinical affairs, clinical and technical support and quality. Mr. Jassawalla was a co-founder of Novacor Medical Corporation in 1979. He was Vice President of research and development from 1988 to 2000 in Baxter Healthcare Corporation's Novacor Division. He became an employee in June 2000 when WorldHeart acquired the Novacor division of Edwards LifeSciences LLC, a March 2000 spin-off from Baxter Healthcare Corporation. Mr. Jassawalla received his Master of Science in Mechanical Engineering from Stanford University, and an MBA from the University of California, Berkeley, with specialization in Finance. He is a fellow of the American Institute of Medical and Biological Engineering.

        Phillip Miller (61) has served as our Vice President, Research and Development since 2004. Mr. Miller has over 35 years of experience in the development of cardiac assist devices. One of the original designers of the Novacor® LVAS, he was responsible for the design and development of the Novacor pump's drive system, as well as assessment of system performance and animal implant evaluation. Subsequently, as Director of Biomedical Engineering, he was responsible for all technical aspects of the clinical program, including engineering supervision and support, staff training at clinical centers and field service. Mr. Miller holds a Bachelor of Science degree in Mechanical Engineering from the Massachusetts Institute of Technology, and a Master of Science degree in Mechanical Engineering from the University of California at Berkeley.

        Pratap S. Khanwilkar (47) joined WorldHeart in August 2005 as the Vice President, Rotary Systems and Business Development when WorldHeart purchased MedQuest Products, Inc. Prior to that, Mr. Khanwilkar was Chief Executive Officer and a co-founder of MedQuest from 1993. Mr. Khanwilkar has 24 years of medical device development and commercialization experience, and more than 50 publications in scientific, engineering and medical journals. He was recognized in 2006 as a Fellow of the American Institute of Medical and Biological Engineering, and elected in 2007 as a US representative to the Board of Trustees of the International Society for Rotary Blood Pumps.

EXECUTIVE COMPENSATION

        The following table shows all compensation awarded to, earned by, or paid to J. Alex Martin, our President and Chief Executive Officer, Jal S. Jassawalla, our former President and Chief Executive Officer from January 1, 2007 to February 4, 2009 and currently Executive Vice President and Chief Technology Officer, and Morgan R. Brown, our Executive Vice President and Chief Financial Officer, who are our two other most highly compensated executive officers at the end of fiscal year 2009 (the "Named Executive Officers"). The table is for the fiscal years ended December 31, 2009 and 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
J. Alex Martin	2009	$292,944	—	—	$874,168	$24,168	—	$157,589	(3)(4)(5)	$1,348,869
President and Chief	2008	—	—	—	—	—	—	—		—
Executive Officer
Morgan R. Brown	2009	100,962	—	—	512,168	7,067	—	548	(3)	620,745
Executive Vice President and	2008	—	—	—	—	—	—	—		—
Chief Financial Officer
Jal. S. Jassawalla	2009	304,532	—	—	617,857	21,622	—	11,120	(3)(4)	955,131
Executive Vice President and	2008	287,399	—	—	—	57,480	—	3,564	(3)(4)	348,443
Chief Technology Officer

(1)
Represents the grant date fair value of options computed in accordance with FASB ASC Topic 718. The options vest over a four year period which includes cliff vesting for the first year and monthly vesting thereafter. WorldHeart did not issue stock options to executive officers in 2008. For additional information on the valuation assumptions with respect to these options, refer to Note 11 of the Notes to our Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 22, 2010. These amounts represent the fair value of the awards on the grant date and do not correspond to the actual income that will be recognized by the officers.

(2)
Represents 2009 cash performance bonus earned in 2009 and paid in 2010. Also represents cash portion of the performance bonus earned in 2008 and paid in 2009.

(3)
Represents Group Term Life Insurance premiums paid in 2009 and 2008.

(4)
Includes 401(k) plan employer matching contributions for 2009 and 2008.

(5)
Includes relocation benefits provided to Mr. Martin upon his hire as Chief Executive Officer, including temporary housing, transport of household goods, closing costs on new home purchase, selling costs on prior residence, travel costs, and tax gross ups.

NARRATIVE DISCLOSURES TO SUMMARY COMPENSATION TABLE

        It is our policy to award stock options at an exercise price equal to the closing price of our common stock on the business day prior to the date of the grant in accordance with the terms of our 2006 Equity Incentive Plan. For purposes of determining the grant date of stock option awards, the grant date is deemed to be the date on which the Compensation Committee approves the stock option grant or start date for new hires. We have in the past granted performance share awards to our employees, including our Named Executive Officers, and may do so in the future, although we have no present intention of doing so.

        We entered into an offer letter with Mr. J. Alex Martin effective February 4, 2009. Under the terms of the offer later, Mr. Martin received an initial annual base salary of $320,000. Mr. Martin is also eligible for a target bonus of up to 30% of his annual base salary, based upon the achievement of objectives to be agreed upon by the Board of Directors or Compensation Committee. Mr. Martin was also provided with reimbursement for certain relocation-related expenses of $107,000, plus additional tax gross-up payments. On February 5, 2009, Mr. Martin received an option to purchase 397,618 shares of common stock of the Company at $2.35 per share pursuant to the Company's 2006 Equity Incentive Plan. The option vests at the rate of 25% of the shares on the twelve month anniversary of Mr. Martin's appointment as President and Chief Executive Officer, with the remaining shares vesting monthly thereafter over a three year period, subject to his continued employment. Contingent on his continued employment, Mr. Martin is also eligible to receive additional equity incentive grants on the first and second anniversaries of his appointment as President and Chief Executive Officer, conditioned upon the achievement of certain performance metrics. Such grants will provide Mr. Martin with the option to purchase that number of shares representing 0.5% of the Company's total issued and outstanding shares as of the respective grant date, subject to vesting over a four year period, consistent with the initial grant, and subject to his continued employment. On February 4, 2010, Mr. Martin received a discretionary option to purchase 36,838 shares of common stock of the Company at $6.10 per share. 25% of the shares subject to the option vest on February 4, 2011, with the remaining shares vesting monthly thereafter over a three year period.

        We entered into an employment arrangement with Mr. Jal S. Jassawalla on April 9, 2009. The employment agreement amended, restated and superseded in its entirety the prior offer letter between the Company and Mr. Jassawalla dated June 23, 2000, as amended. Mr. Jassawalla's initial base annual salary under the employment agreement is $304,532. Mr. Jassawalla will be eligible for a target bonus of up to 25% of his annual base salary, to be awarded at the discretion of the Board of Directors as exercised in accordance with the incentive compensation practices and plans of the Board of Directors and the Compensation Committee from year to year. On April 9, 2009, the Compensation Committee, upon delegation by the Board of Directors, approved a grant to Mr. Jassawalla of an option to purchase 265,079 shares of common stock of the Company at $2.50 per share pursuant to the Company's 2006 Equity Incentive Plan. The option will vest at the rate of 25% of the shares on the twelve month anniversary of April 9, 2009, with the remaining shares vesting monthly thereafter over a three year period, subject to his continued employment. Contingent on his continued employment, Mr. Jassawalla will also be eligible to receive additional equity incentive grants on the first and second anniversaries of April 9, 2009, conditioned upon the achievement of certain performance metrics. Such grants will provide Mr. Jassawalla with the option to purchase that number of shares representing 0.5% of the Company's total issued and outstanding shares as of the respective grant date, subject to vesting over a four year period consistent with the grant on April 9, 2009, and subject to his continued employment. On February 4, 2010, Mr. Jassawalla received a discretionary option to purchase 36,838 shares of common stock of the Company at $6.10 per share. 25% of the shares subject to the option vest on February 4, 2011, with the remaining shares vesting monthly thereafter over a three year period.

        We entered into an employment agreement with Mr. Morgan R. Brown on August 10, 2009. Mr. Brown is entitled to receive an initial annual salary of $250,000. Additionally, he received an option to purchase 110,000 shares of common stock of the Company at $4.95 per share. The option will vest at the rate of 25% of the shares on the twelve month anniversary, with the remaining shares vesting monthly thereafter over a three year period, subject to his continued employment. Contingent on his continued employment, Mr. Brown will also be eligible to receive an additional equity incentive grant on the first anniversary of August 10, 2010, conditioned upon the achievement of certain performance metrics. The grant will provide Mr. Brown with the option to purchase 11,000 shares of common stock, subject to vesting over a four year period consistent with Mr. Brown's initial grant and subject to his continued employment. On February 4, 2010, Mr. Brown received a discretionary option to purchase 22,000 shares of common stock of the Company at $6.10 per share, 25% of the shares subject to the option vest on February 4, 2011, with the remaining shares vesting monthly thereafter over a three year period.

        On September 8, 2009, we entered into a change of control and severance agreement (Change of Control and Severance Agreement) with each of Mr. Martin, Mr. Jassawalla, and Mr. Brown. The agreements were previously approved by the Compensation Committee of the Board of Directors.

        The Change of Control and Severance Agreement provides the executive officers certain severance and change in control benefits. If the Company terminates the executive officer without Cause or if the executive officer resigns with Good Reason immediately prior to or within 12 months following a Change of Control, as those terms are defined in the Change of Control and Severance Agreement, then each of these executive officers will be entitled to: (i) a payment equal to a certain number of months of his base salary (twelve months for Mr. Martin and nine months for Mr. Jassawalla and Mr. Brown) and a certain percentage of his target annual bonus then in effect (100% for Mr. Martin and 75% for Mr. Jassawalla and Mr. Brown), (ii) vesting acceleration as to 100% for Mr. Martin and 75% for Mr. Jassawalla and Mr. Brown of his outstanding stock options or restricted stock awards, and (iii) payments of premiums for continued health insurance coverage under COBRA for up to the same number of months as the severance period, all of which are subject to the executive officer's execution of a binding release of claims. Mr. Jassawalla's benefits as described above will apply in the event Mr. Jassawalla's termination or resignation occurs on or after February 4, 2011. In the event Mr. Jassawalla's termination or resignation occurs prior to February 4, 2011, in addition to the severance benefits provided to him under his employment agreement, Mr. Jassawalla will be entitled to (i) a lump sum payment equal to 75% of his target annual bonus then in effect, (ii) vesting acceleration as to 75% of his outstanding stock options or restricted stock awards, and (iii) payments of premiums for continued health insurance coverage under COBRA for up nine months as the severance period, all of which are subject to the executive officer's execution of a binding release of claims.

        If we terminate the executive officer without Cause or if the executive officer resigns with Good Reason not in connection with the Change of Control event, then each of these executive officers will be entitled to: (i) a continuation of his base salary for a certain number of months (twelve months for Mr. Martin and nine months for Mr. Jassawalla and Mr. Brown), (ii) waiver of one-year cliff vesting requirement for any options that have not reached the one-year vesting cliff date and a credit for vesting on his termination date equal to a certain fraction (1/48th for Mr. Martin and Mr. Brown and 1/48th or 1/36th for Mr. Jassawalla, as applicable based on the vesting schedule of the subject option) of the option shares multiplied by each full month of his employment with the Company since the vesting commencement date of the option, and (iii) payments of premiums for continued health insurance coverage under COBRA for up to the same number of months as his severance, all of which are subject to the executive officer's execution of a binding release of claims.

        On March 25, 2009, the Compensation Committee approved, and the Board of Directors confirmed, the 2009 cash performance bonus program for our executive officers and other employees. Performance bonuses are for all employees, including the executive officers, and they are earned upon the achievement of certain performance milestones relevant to our business. The performance milestones are based generally on pre-clinical and clinical trials, revenue and financing goals and the timing of achieving such goals. The exact amount of the cash payment is determined by the Compensation Committee upon its determination that the performance goals have been achieved. On February 4, 2010, the Compensation Committee determined, and the Board of Directors confirmed, that certain minimum performance target goals established in connection with the 2009 cash performance bonus program had not been met during the 2009 fiscal year but the Committee decided in light of the overall performance to waive the minimum target and award cash bonuses pursuant to the 2009 Performance Bonus Program to the executive officers and other Company employees.

        On February 15, 2008, the Compensation Committee approved, and the Board of Directors confirmed, the 2008 cash performance bonus program for our executive officers and other employees. On March 25, 2009, the Compensation Committee determined, and the Board of Directors confirmed, that certain performance goals established in connection with the 2008 cash performance bonus program had been met during the 2008 fiscal year and approved the payment of cash bonuses to certain of our executive officers, not including Mr. Jassawalla. In addition, on April 9, 2009, the Compensation Committee, upon delegation by the Board of Directors, determined that certain performance goals established in connection with the 2008 cash performance bonus program had been met by Mr. Jassawalla during the 2008 fiscal year and approved the payment of a cash bonus to Mr. Jassawalla. WorldHeart's bonus to the executive officers was based on the achievement of 25% of WorldHeart's corporate goals and up to 75% of individual goals pursuant to the 2008 Performance Bonus Program.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table sets forth information about outstanding equity awards held by our Named Executive Officers at the end of fiscal year 2009.

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Vesting Date		Option Expiration Date
J. Alex Martin	—	397,619	$2.35	2/4/2010	(1)	2/4/2019
Morgan R. Brown	—	110,000	4.95	8/10/2010	(1)	8/10/2019
Jal S. Jassawalla	2	—	2,769.00	12/21/2005	(2)	3/3/2012
	2	—	2,835.00	12/21/2005	(2)	3/3/2012
	2,624	—	390.00	12/21/2005	(2)	9/23/2013
	3,333	—	444.00	12/21/2005	(2)	1/31/2014
	333	—	339.00	4/25/2007	(3)	4/25/2015
	3,333	1,667	123.00	3/8/2008	(4)	3/1/2016
	—	265,079	2.50	4/9/2010	(1)	4/9/2019

(1)
25% of the shares vest on the first anniversary date. 75% of the shares vest monthly over the next three years.

(2)
Shares were immediately exercisable on December 21, 2005 as a result of acceleration in vesting.

(3)
33% of the shares vest on April 25, 2008. 67% of the shares vest annually over the next two years.

(4)
33% of the shares vest on March 8, 2009. 67% of the shares vest annually over the next two years.

DIRECTOR COMPENSATION TABLE

        The following table sets forth information about compensation of our non-employee directors for the fiscal year 2009.

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	Total ($)
Anders D. Hove, M.D.(2)	$26,494	$18,700	$45,194
Jeanni Delagardelle(3)	33,291	18,700	51,991
Michael Sumner Estes, Ph.D.(4)	53,161	37,399	90,560
William C. Garriock(5)	21,410	18,700	40,110
Austin W. Marxe(6)	24,697	18,700	43,397
Gary W. Goertz(7)	24,760	18,700	43,460
Michael R. Minogue(8)	18,619	18,700	37,318

(1)
Represents the grant date fair value of options computed in accordance with FASB ASC Topic 718. 100% of the options vest on June 8, 2010, the date of the Company's Annual Meeting of Shareholders. For additional information on the valuation assumptions with respect to these options, refer to Note 11 of the Notes to our Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 22, 2010. These amounts represent the fair value of the awards on the grant date and do not correspond to the actual income that will be recognized by the directors.

(2)
Dr. Hove's board fees were paid to VR Management, LLC, an entity established by Venrock partners for the receipt of board fees. As of December 31, 2009, Dr. Hove had 8,000 in aggregate options outstanding.

(3)
Ms. Delagardelle's board fees were paid to New Leaf Venture Partners, LLC. As of December 31, 2009, Ms. Delagardelle had 8,000 in aggregate options outstanding.

(4)
As of December 31, 2009, Mr. Estes had 16,333 in aggregate options outstanding.

(5)
As of December 31, 2009, Mr. Garriock had 8,700 in aggregate options outstanding.

(6)
As of December 31, 2009, Mr. Marxe had 8,000 in aggregate options outstanding.

(7)
Mr. Goertz resigned from the Board of Directors on January 15, 2010. As of December 31, 2009, Mr. Goertz had 8,333 in aggregate options outstanding.

(8)
Mr. Minogue's board fees were paid to Abiomed, Inc. Mr. Minogue resigned from the Board of Directors on September 18, 2009. At December 31, 2009, Mr. Minogue had no options outstanding.

NARRATIVE DISCLOSURES TO DIRECTOR COMPENSATION TABLE

        Effective May 7, 2009, the Board of Directors adopted a new directors' compensation plan. Under the program, each of our non-employee directors receives an annual cash fee of $25,000. The Chairman of the Board of Directors receives an additional cash fee of $20,000, the Chair of the Audit Committee receives an additional cash fee of $10,000, the Chair of the Compensation Committee receives an additional cash fee of $7,500 and the Chair of the Corporate Governance and Nominating Committee receives an additional cash fee of $5,500. In the fiscal year ended December 31, 2009, the total compensation paid to non-employee directors was $202,432, of which $57,715 was for 2008 compensation paid in 2009. Non-employee directors are also entitled to be reimbursed for travel and other expenses incurred in attending meetings of the Board of Directors or of a Committee.

        Each of our non-employee directors also receives stock option grants under our 2006 option plan. Options granted under this plan are non-statutory stock options. During 2009, we granted each non-employee director 8,000 options, except for Mr. Estes, Chairman of the Board of Directors who was granted 16,000 options, at an exercise price of $2.50 per common share. No options were exercised by the directors in 2008 and 2009.

TRANSACTIONS WITH RELATED PERSONS

        We have entered into certain employment agreements and change of control and severance agreements with Mr. Martin, Mr. Jassawalla and Mr. Brown. The details of these employment and change of control and severance agreements are described above under the heading "Executive Compensation—Narrative Disclosures to Summary Compensation Table."

        On December 12, 2007, we announced that WorldHeart and its direct subsidiary, World Heart Inc. (collectively, the "Borrowers") entered into a Note Purchase Agreement (the "Purchase Agreement") dated December 11, 2007 with Abiomed as part of a strategic alliance with Abiomed. Pursuant to the Purchase Agreement, the Borrowers issued to Abiomed a secured convertible promissory note in the principal amount of up to $5 million (the "Note"), to be funded in two tranches, $1 million of which was funded immediately and $4 million of which was scheduled to be funded on or about January 3, 2008, subject to certain limited conditions. The Note was secured by the Borrowers' assets and contained certain covenants and customary events of default, the occurrence of which could result in an acceleration of the Note. The Note was convertible into our common stock at Abiomed's option, in whole or in part, at approximately $52.50 per share, subject to anti-dilution adjustments in the event that we issue securities at a lower effective price, at any time, except that until and unless stockholder approval for the purposes of compliance with the stockholder approval rules of the NASDAQ and the Toronto Stock Exchange were received, any conversion of the Note (including any accrued interest), together with any exercise of the Warrant as described below, was limited such that Abiomed would not hold more than 19.9% of our common shares outstanding on the date of issuance of the Note and Warrant. The Note accrued interest at 8% per annum, payable upon payment or conversion of the Note, and the interest was also convertible into common shares at the then market value, at the option of Abiomed. After the second anniversary of the issuance, the Note was payable on demand, or subject to fulfillment of certain conditions, at our option.

        The Borrowers and Abiomed also entered into a Clinical and Marketing Support Services Agreement (the "Services Agreement"), pursuant to which Abiomed agreed to provide clinical support and certain marketing services in connection with our products in development. As partial consideration for these clinical and marketing services, we also issued to Abiomed a 5-year warrant (the "Warrant") to purchase up to 113,333 shares of common stock of WorldHeart, exercisable at $0.30 per share. The Warrant was exercisable with respect to only 22,667 shares of common stock until the second tranche of the Note was funded, and until and unless stockholder approval was received, the exercise of the Warrant, together with any conversion of the Note, was limited to 19.9% of our then outstanding common stock.

        As part of the Purchase Agreement, we also granted Abiomed a right of first refusal to act as an exclusive worldwide distributor for any of our product not currently sold by us and a right to designate one nominee to our board of directors or have an observer present at our board meetings. Pursuant to the terms of the related registration rights agreement, we also agreed to register for re-sale shares of common stock underlying the Note and the Warrant and to file such registration statement with the SEC within 120 days after the date of issuance of the Note and the Warrant. The Purchase Agreement, Note, the Warrant and the Services Agreement have been terminated as described below.

        Finally, our two largest stockholders agreed with Abiomed to vote in favor of the approval of the issuance of the Note and the Warrant to Abiomed at any stockholder meeting called to solicit the approval of the transaction. No commissions or placement agent fees were paid in connection with the private placement of the Note and the Warrant, which were issued in reliance on an exemption from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

        On July 31, 2008, we completed a $30.0 million private placement transaction and recapitalization, initially announced on June 20, 2008, under the terms of the Recapitalization Agreement. Under the terms of the Recapitalization Agreement, we issued 333,333 shares of common stock for an aggregate purchase price of $30,000,000 (the "Issuance"), of which Venrock invested $11,000,000, SSF invested $9,000,000 and New Leaf invested $10,000,000. Simultaneously with the closing of the Issuance, Abiomed entered into a Termination and Release Letter Agreement dated July 31, 2008 with us and our direct subsidiary World Hearts Inc. ("WHI") and converted the full amount of principal and interest owed on the Note into 2,866,667 shares of our common stock (the "Conversion"), released the security interest in all of our assets and those of WHI that secured the Note, terminated the Warrant, forgave other amounts owed to Abiomed by us and terminated all previously existing agreements, arrangements and understandings with us. The purchase price delivered by Venrock and SSF at the closing was offset by repayment of the principal and interest owed on the bridge loan facility of $1,400,000 that Venrock and SSF had previously provided to us. In connection with the Issuance, the parties to the Recapitalization Agreement entered into a Registration Rights Agreement dated July 31, 2008, as amended November 3, 2008, to register the common stock issued in connection with the Issuance and the Conversion. We subsequently filed a registration statement to register certain shares held by affiliates and others that were issued or are issuable in connection with the private placement transaction and recapitalization, which registration statement has been declared effective.

        Pursuant to the terms of the Recapitalization Agreement each of Abiomed, Venrock, SSF and New Leaf has the right to designate one person for election to the Board of Directors of WorldHeart, so long as each remains the beneficial owner of at least 5% of our outstanding common shares. Abiomed has ceased to be the 5% beneficial owner of our common stock as of March 31, 2010. Each of Venrock, Special Situations Funds and New Leaf have designated a person for election to the Board of Directors.

        On January 26, 2010, we issued an aggregate of 1,418,726 shares of common stock and warrants to purchase up to 2,837,452 shares of common stock for aggregate gross proceeds of approximately $7.3 million (the "2010 Private Placement"). The 2010 Private Placement was issued and sold pursuant to a Securities Purchase Agreement, dated January 21, 2010, between us and certain purchasers identified on the signature pages thereto. The per unit purchase price of a share of common stock, a 15-month warrant to purchase one share of common stock and a five-year warrant to purchase one share of common stock was $5.15. The warrants are immediately exercisable, at an exercise price of $4.90 per share. Venrock invested an aggregate of approximately $2,000,000, SSF invested an aggregate of approximately $2,000,000, and New Leaf invested an aggregate of approximately $2,000,000 in the 2010 Private Placement. The issuance was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended. We also entered into a Registration Rights Agreement, dated January 21, 2010, with the purchasers, pursuant to which we agreed to file within 60 days of January 26, 2010 one or more registration statements registering for resale the shares of common stock and shares of common stock issuable upon exercise of the warrants sold in the Private Placement.

Director Independence

        The discussion concerning the independence of our directors appears above under the heading "Corporate Governance."

Directors' And Officers' Indemnification

        We maintain directors' and officers' liability insurance. The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Loans To Directors And Officers

        None of our directors or officers, or any associate of our directors or officers, has been or is indebted to us except for Dr. Jansen who received an advance of $50,000 in 2006 for moving expenses for his relocation to Oakland, California. Prior to Dr. Jansen's resignation in December 2009, the outstanding loan balance was repaid.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are WorldHeart's stockholders will be "householding" the Company's proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or WorldHeart. Direct your written request to World Heart Corporation, Attention: Morgan R. Brown, Chief Financial Officer, 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116 or contact Morgan R. Brown at 801-303-4361. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Michael Sumner Estes
                       Chairman

April 22, 2010

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2009 is available without charge upon written request to: Corporate Secretary, World Heart Corporation, 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116.

73975 You can now access your World Heart Corporation account online. Access your World Heart Corporation account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for World Heart Corporation, now makes it easy and convenient to get current information on your stockholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: www.worldheart.com WORLD HEART CORPORATION PROXY PROXY SOLICITED ON BEHALF OF MANAGEMENT OF WORLD HEART CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TUESDAY, JUNE 8, 2010 1:00 p.m. (MDT) 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116 TO THE STOCKHOLDERS OF WORLD HEART CORPORATION: NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of WORLD HEART CORPORATION, a Delaware corporation (the “Company”), will be held on Tuesday, June 8, 2010, at 1:00 p.m. local time at 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116, for the purposes stated on the reverse. By signing the proxy, you revoke all prior proxies and appoint John Alexander Martin, or failing him, Morgan R. Brown, both officers and/or directors of the Company or, instead of either of them, ___________________________________________ as nominee of the undersigned, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Meeting and all adjournments. Stockholders have the right to appoint a person (who need not be a stockholder) to attend and act for them and on their behalf other than the nominees designated above and may exercise such right by inserting the name of their nominee in the blank space provided for that purpose. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. The foregoing items of business are more fully described in the proxy statement accompanying this Proxy Card. The Board of Directors has fixed the close of business on April 20, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)

73975 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of INTERNET or TELEPHONE voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time, June 7, 2010. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/whrt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. WORLD HEART CORPORATION Mark Here for Address Change or Comments SEE REVERSE Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Signature Signature Date Please mark your votes as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS FOR ALL Nominees: WITHHOLD FOR ALL EXCEPTIONS FOR AGAINST ABSTAIN 1. To elect the Board of Directors’ seven nominees for director, to serve until the next annual meeting and their successors are duly elected and qualified. 01 Jeani Delagardelle 02 Michael Sumner Estes 03 William C. Garriock 04 Anders D. Hove 05 Eugene B. Jones 06 John Alexander Martin 07 Austin W. Marxe (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and strike a line through the nominees name listed above.) 2. To ratify the selection by the Audit Committee of the Board of Directors of Burr Pilger Mayer, Inc. as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010. If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed to you by management. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS. IN ADDITION, THE UNDERSIGNED APPOINTS SUCH PERSON TO VOTE AND ACT AS AFORESAID UPON ANY AMENDMENTS TO THE MATTERS IDENTIFIED IN THE NOTICE OF THE MEETING AND ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
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